Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 18, 2025, with respect to the consolidated financial statements of Canaan Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/KPMG Huazhen LLP
Beijing, China

April 18, 2025